UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2021

Tabula Rasa HealthCare, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37888	46-5726437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Strawbridge Drive, Suite 100

Moorestown, New Jersey 08057

(Address of Principal Executive Offices, and Zip Code)

(866) 648-2767

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TRHC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

From November 10, 2021 through November 17, 2021, each of Dr. Calvin H. Knowlton, the Chief Executive Officer of Tabula Rasa HealthCare, Inc. (the “Company”) and Chairman of the Board of Directors (the “Board”), and Dr. Orsula V. Knowlton, the Company’s President and Chief Marketing and New Business Development Officer and member of the Board, filed Form 4 reports with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, in order to report the forced sale of shares of common stock of the Company held by the Drs. Knowlton following a margin call. Such sales, which occurred November 8, 2021 through November 17, 2021, were made pursuant to the terms of certain pledging agreements entered into between the Drs. Knowlton and Bank of America Merrill Lynch (“ML”) covering 823,055 shares of common stock of the Company (the “ML Pledging Arrangements”). These sales were effected by ML both without instruction by either Dr. Calvin Knowlton or Dr. Orsula Knowlton and for the sole purpose of satisfying contractual obligations under the ML Pledging Arrangements. No additional forced sales will occur pursuant to the ML Pledging Arrangements.

After giving effect to the forced sales that occurred pursuant to the ML Pledging Arrangements, the Drs. Knowlton will continue to have aggregate combined beneficial ownership of approximately 3.7% of the outstanding shares of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

By:	/s/ Brian W. Adams
Brian W. Adams
Co-President and Chief Financial Officer

Dated: November 18, 2021